UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________________________

FORM 8-K
 _______________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2016
 _______________________________________
ENABLE MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)
 _______________________________________

Delaware	1-36413	72-1252419
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Leadership Square
211 North Robinson Avenue
Suite 150
Oklahoma City, Oklahoma 73102
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (405) 525-7788
 _______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On April 26, 2016, we announced that the board of directors of our general partner declared a quarterly cash distribution of $0.3180 per unit on all of its outstanding common and subordinated units for the quarter ended March 31, 2016. We also announced on April 26, 2016 that the board declared a prorated quarterly cash distribution of $0.2917 per unit on the partnership’s 10.00% Series A Fixed-to-Floating Non-Cumulative Redeemable Perpetual Units (Series A Preferred Units) for the quarter ended March 31, 2016.

The distributions for the common, subordinated and Series A Preferred Units will be paid May 13, 2016, to unitholders of record as of the close of business May 6, 2016. A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events

On April 26, 2016, we announced that the board of directors of our general partner declared a prorated quarterly cash distribution of $0.3180 per unit on all of its outstanding common and subordinated units for the quarter ended March 31, 2016. We also announced on April 26, 2016 that the board declared a quarterly cash distribution of $0.2917 per unit on the partnership’s 10.00% Series A Fixed-to-Floating Non-Cumulative Redeemable Perpetual Units (Series A Preferred Units) for the quarter ended March 31, 2016.

The distributions for the common, subordinated and Series A Preferred Units will be paid May 13, 2016, to unitholders of record as of the close of business May 6, 2016.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	News release issued by Enable Midstream Partners, LP dated April 26, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enable Midstream Partners, LP

By:	Enable GP, LLC,
its general partner

By:	/s/ Tom Levescy
Tom Levescy
Senior Vice President, Chief Accounting Officer and Controller

Date: April 26, 2016